                                                                    Exhibit 99.1



[CBIZ CENTURY BUSINESS SERVICES, INC. LOGO]             PRESS
                                                           release




FOR IMMEDIATE RELEASE                  CONTACT: WARE GROVE
                                                Chief Financial Officer
                                                Century Business Services, Inc.
                                                Cleveland, Ohio
                                                (216) 447-9000

                     CBIZ REPORTS THIRD-QUARTER 2003 RESULTS
                        SAME UNIT REVENUE INCREASES 4.1%

Cleveland, Ohio (October 28, 2003)--CBIZ (Century Business Services, Inc.) (NASDAQ: CBIZ) today announced its financial results for the third quarter of 2003.

CBIZ reported revenue of $119.5 million for the quarter ended September 30, 2003, an increase of approximately $4.2 million over last year's third-quarter revenue of $115.3 million. Same-unit revenue grew by 4.1% or $4.6 million for the third quarter. Net income from continuing operations for the quarter was $205,000, or $0.00 per diluted share, compared with a net loss from continuing operations of $4.1 million, or $0.04 per diluted share, recorded for the third quarter of 2002.

During the third quarter, CBIZ concluded a Dutch Auction Share Repurchase resulting in approximately 10 million shares being purchased at a price of $3.30 per share for a total paid of approximately $33 million. In addition, 104,000 shares were acquired in open market purchases during the third quarter. Bank debt at the end of the third quarter was $23 million compared with $25 million for the third quarter a year ago. Account receivable performance continued to improve with days sales outstanding at 81 days at the end of the third quarter compared to 82 days a year ago.

"Results are in line with our expectations for 2003. We are pleased to see 4.1% same unit revenue growth in the third quarter. CBIZ professionals are working hard to bring more value and expand client relationships. In addition, our cross-serving effort to provide a broader range of services to clients continues to improve," remarked Steven L. Gerard, Chairman and Chief Executive Officer. "During the quarter we strengthened our business through the acquisition of the HarborView team, which will focus on internal audit services for larger clients, and we completed the acquisition of a benefits firm in Salt Lake City which will complement our existing services in both Salt Lake City and in Denver. During the past twelve months, we have made five acquisitions and each one is performing in line with our expectations," continued Gerard.

For the nine-month period ended September 30, 2003, CBIZ reported revenue of $390.1 million, an increase of approximately $9.6 million over last year's revenue of $380.5 million for the same nine-month period. Same-unit revenue increased 2.1%, or $7.6 million, for the first nine months. Net income from continuing operations was $13.8

      6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007
million in 2003, or $0.15 per diluted share, compared with $7.9 million for the first nine months of 2002, or $0.08 per diluted share.

Nine month results for 2003 include a $1.8 million pre-tax gain on the sale of Health Administration Services which was announced in the second quarter, and also include note receivable impairment charges totaling $2.0 million announced in the first and second quarters and approximately $0.7 million of corporate expense primarily for severance in the first quarter.

"In addition to the improvement in earnings, CBIZ operations continue to generate strong cash flow which enabled us to complete our Dutch Auction Share Repurchase in the third quarter. Our strong balance sheet gives us flexibility to utilize our cash flow for transactions like this, and we can continue the pace of acquisitions targeted at strengthening our markets without incurring a high level of debt," stated Gerard.

CBIZ will host a conference call today at 11 a.m. (ET) to discuss these results. The call will be webcast in a listen-only mode over the Internet for the media and the public, and can be accessed at www.cbiz.com. Investors and analysts can participate in the conference call by dialing 1-800-640-9765 several minutes before 11:00 a.m. (ET). If you are dialing from outside the United States, dial 1-847-413-4837. A replay of the call will be available starting at 1:00 p.m.
(ET) October 28 through midnight (ET), October 31, 2003. The dial-in number for the replay is 1-877-213-9653. If you are listening from outside the United States, dial 1-630-652-3041. The access code for the replay is 7902065. A replay of the webcast will also be available on the Company's web site at www.cbiz.com.

CBIZ is a provider of outsourced business services to small and medium-sized companies throughout the United States. As the largest benefits specialist, the ninth-largest accounting company, and one of the ten largest valuation and medical practice management companies in the United States, CBIZ provides integrated services in the following areas: accounting and tax; employee benefits; wealth management; property and casualty insurance; payroll; IS consulting; and HR consulting. CBIZ also provides valuation; litigation advisory; government relations; commercial real estate advisory; wholesale life and group insurance; healthcare consulting; medical practice management; worksite marketing; and capital advisory services. These services are provided throughout a network of more than 160 Company offices in 33 states and the District of Columbia.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to adequately manage its growth; the Company's dependence on the current trend of outsourcing business services; the Company's dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting its insurance business or its business services operations. A more detailed description of such risks and uncertainties can be found in the Company's filings with the Securities and Exchange Commission.


 For further information regarding CBIZ, call the Investor Relations Office at
                     (216) 447-9000 or visit www.cbiz.com.

      6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                              FINANCIAL HIGHLIGHTS
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)


                                                                                     THREE MONTHS ENDED
                                                                                        SEPTEMBER 30,
                                                                  -------------------------------------------------------
                                                                                         (unaudited)

                                                                  ---------          -----      ----------         -----
                                                                     2003              %          2002(1)            %
                                                                  ---------          -----      ----------         -----

Revenue .....................................................     $ 119,488          100.0%     $  115,318         100.0%

Operating expenses ..........................................       109,596           91.7%        106,982          92.8%
                                                                  ---------          -----      ----------         -----

Gross margin ................................................         9,892            8.3%          8,336           7.2%

Corporate general and administrative ........................         4,568            3.8%          4,835           4.2%
Depreciation and amortization ...............................         4,116            3.4%          5,417           4.7%

                                                                  ---------          -----      ----------         -----
Operating income (loss) .....................................         1,208            1.0%         (1,916)         -1.7%

Other income (expense):
   Interest expense .........................................          (234)          -0.2%           (501)         -0.4%
   Gain (loss) on divested operations, net ..................           207            0.2%           (237)         -0.2%
   Other income (expense), net ..............................            31            0.0%         (1,921)         -1.7%
                                                                  ---------          -----      ----------         -----
           Total other income (expense), net ................             4            0.0%         (2,659)         -2.3%

Income (loss) from continuing operations before income
   tax expense ..............................................         1,212            1.0%         (4,575)         -4.0%

Income tax expense (benefit) ................................         1,007                           (507)
                                                                  ---------          -----      ----------         -----
Income (loss) from continuing operations ....................           205            0.2%         (4,068)         -3.5%

Loss from operations of discontinued businesses,
   net of tax ...............................................          (233)                          (135)
Loss on disposal of discontinued businesses, net of tax .....          (210)                        (1,905)
                                                                  ---------          -----       ----------        -----
Net loss ....................................................     $    (238)          -0.2%     $   (6,108)         -5.3%
                                                                  =========                      ==========

Diluted earnings (loss) per share:
   Continuing operations ....................................     $       -                     $    (0.04)
   Discontinued operations ..................................             -                          (0.02)
   Net income (loss) ........................................     $       -                     $    (0.06)
                                                                  ---------                     ----------

   Diluted shares outstanding ...............................        88,971                         95,109
                                                                  =========                     ==========


OTHER DATA FROM CONTINUING OPERATIONS:
EBIT(2) .....................................................     $   1,239                     $   (3,837)
EBITDA(2) ...................................................     $   5,355                     $    1,580


(1) Certain amounts in the 2002 financial statements have been reclassified to account for discontinued operations subsequent to September 30, 2002.
(2) EBIT represents income from continuing operations before income taxes, interest expense, and gain on divested operations. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

      6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007

                         CENTURY BUSINESS SERVICES, INC.
                              FINANCIAL HIGHLIGHTS
              (IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE DATA)


                                                                                      NINE MONTHS ENDED
                                                                                         SEPTEMBER 30,
                                                                     ------------------------------------------------------
                                                                                          (unaudited)

                                                                     ---------          -----      ----------         -----
                                                                        2003              %          2002(1)            %
                                                                     ---------          -----      ----------         -----

Revenue ...........................................................  $ 390,109          100.0%     $  380,479         100.0%

Operating expenses ................................................    338,355           86.7%        332,382          87.4%
                                                                     ---------          -----      ----------         -----
Gross margin ......................................................     51,754           13.3%         48,097          12.6%

Corporate general and administrative ..............................     14,589            3.7%         14,864           3.9%
Depreciation and amortization .....................................     12,725            3.3%         15,303           4.0%
                                                                     ---------          -----      ----------         -----
Operating income ..................................................     24,440            6.3%         17,930           4.7%

Other income (expense):
   Interest expense ...............................................       (854)          -0.2%         (1,972)         -0.5%
   Gain on divested operations, net ...............................      1,991            0.5%            873           0.2%
   Other expense, net .............................................       (662)          -0.2%           (315)         -0.1%
                                                                     ---------          -----      ----------         -----
           Total other income (expense), net ......................        475            0.1%         (1,414)         -0.4%

Income from continuing operations before income
   tax expense ....................................................     24,915            6.4%         16,516           4.3%

Income tax expense ................................................     11,076                          8,568
                                                                     ---------          -----      ----------         -----
Income from continuing operations .................................     13,839            3.5%          7,948           2.1%

Loss from operations of discontinued businesses, net of tax .......       (436)                          (479)         -0.1%
Loss on disposal of discontinued businesses, net of tax ...........       (393)                        (3,141)         -0.8%
                                                                     ---------          -----      ----------         -----
Income before cumulative effect of change in accounting principle..     13,010            3.3%          4,328           1.1%

Cumulative effect of a change in accounting principle, net of tax..          -                        (80,007)
                                                                     ---------          -----      ----------         -----
Net income (loss) .................................................  $  13,010            3.3%     $  (75,679)        -19.9%
                                                                     =========                     ==========

Diluted earnings (loss) per share:
   Continuing operations ..........................................  $    0.15                     $     0.08
   Discontinued operations ........................................      (0.01)                         (0.04)
   Cumulative effect of change in accounting principle ............          -                          (0.82)
                                                                     ---------                     ----------
   Net income (loss) ..............................................  $    0.14                     $    (0.78)
                                                                     =========                     ==========
   Diluted shares outstanding .....................................     94,267                         97,233

OTHER DATE FROM CONTINUING OPERATIONS:
EBIT(2) ...........................................................  $  23,778                     $   17,615
EBITDA(2) .........................................................  $  36,503                     $   32,918

(1) Certain amounts in the 2002 financial statements have been reclassified to account for discontinued operations subsequent to September 30, 2002.
(2) EBIT represents income from continuing operations before income taxes, interest expense, and gain on divested operations. EBITDA represents EBIT as defined above before depreciation and amortization expense. The Company has included EBIT and EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the company's ability to service debt. EBIT and EBITDA should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles (GAAP).

      6480 Rockside Woods Blvd., South - Suite 330 - Cleveland, OH 44131
                  - Phone (216) 447-9000 - Fax (216) 447-9007